                                                                     Exhibit C-2

Presentation to the Special Committee of the Board of Directors of:



SHAW INDUSTRIES



October 19, 2000



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
TABLE OF CONTENTS

     1.    Executive Summary

     2.    Industry Overview

     3.    Public Market Overview

     4.    Valuation Analysis

     Appendix


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

-------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY

-------------------------------------------------------------------------------

EXECUTIVE SUMMARY
Proposed Offer Terms

PRICE PER SHARE:                    -  $19.00 for each outstanding common share of Shaw Industries' ("Shaw" or the "Company")
                                       voting capital stock

FORM OF CONSIDERATION:              -  Cash

TRANSACTION STRUCTURE:              -  Cash merger (shareholder vote)

                                    -  Acquisition to purchase approximately 87.7% of the outstanding shares

RETAINED OWNERSHIP:                 -  Robert Shaw and Julian D. Saul together with members of their immediate families will each retain a minimum 5.0% ownership interest

                                    -  Certain other members of the management and the board of Shaw Industries and members of the
                                       Shaw and Saul families

FUTURE SALES PRICE CALCULATION:     -  Robert Shaw and Julian D. Saul would have the option to sell up to 10.0% of their shares to Berkshire Hathaway each year at $19.00 a share, plus the increase in book value per share based on Shaw's book value on December 31, 2000

                                    -  Other members of management and the Shaw and Saul family members not included in the
                                       5.0% ownership requirement would have the option to sell up to 1/3 of their shares each year at the same price formula set forth above beginning March 31, 2002

VOTING AGREEMENTS:                  -  Certain beneficial owners of shares representing 13.6% of the Company's common shares agree to vote in favor of the transaction

                                    -  An additional 10.8% of the Company's common shares will be voted at the special meeting in the same proportion as all of the other shares of common stock voting

TERMINATION FEE:                    -  None

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


EXECUTIVE SUMMARY
Summary of Key Transaction Events

   DATE               EVENT
   ------------       ----------------------------------------------------------------------------------------------------------
   September 6        Shaw announces receipt of Berkshire Hathaway proposal to acquire between 80% and 86% of the outstanding shares for $19.00 per share in cash

                      Special Committee of Independent Directors formed to evaluate Berkshire Hathaway proposal

   September 14       Special Committee retains Merrill Lynch to act as financial advisor to assist in evaluation of Berkshire
                      Hathaway proposal

   September 19       Merrill Lynch meets with Shaw management to conduct due diligence.  Merrill Lynch due diligence continues through October 17

   September 28       Merrill Lynch meets with Special Committee to provide preliminary evaluation of the Berkshire Hathaway proposal

   September 29       Merrill Lynch begins contact of potential competing bidders to solicit indications of interest

   October 6          Special Committee meets telephonically to review status of Merrill Lynch solicitation of competing bids

   October 10         Special Committee meets telephonically to review status of Merrill Lynch solicitation of competing bids.
                      Special Committee authorizes Merrill Lynch to contact Berkshire Hathaway to negotiate increase in offer price and Winston & Strawn to negotiate key merger agreement terms

   October 11         Merrill Lynch discusses proposal with Berkshire Hathaway.  Berkshire Hathaway states "no flexibility" to increase offer

   October 13         Merrill Lynch and Winston & Strawn report discussions with Berkshire Hathaway and legal advisors to the
                      Special Committee via teleconference

   October 19         Special Committee meets to finalize evaluation of Berkshire Hathaway proposal and make recommendation to full board


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


EXECUTIVE SUMMARY
Solicitation of Interest From Third Parties

         - On September 6, the Berkshire Hathaway proposal was publicly announced

         - On September 14, the Company announced the retention of Merrill Lynch and Winston & Strawn as financial and legal advisor, respectively

         - No unsolicited interest in regards to a competing proposal was expressed to the Special Committee either directly or through their advisors

         - In addition, Merrill Lynch conducted an independent solicitation of third party interest regarding the sale of the Company

         - The potential acquirors contacted included a mix of strategic manufacturers, raw material producers and financial buyers that had been previously identified to the Special Committee

                         -  Six strategic manufacturers

                         -  Five raw material producers

                         -  Twelve financial buyers

         - All potential acquirors expressed no interest due to either strategic or valuation issues


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


EXECUTIVE SUMMARY
Implied Valuation Matrix
(Dollars in Millions, Except Per Share Amounts)

 MANAGEMENT PROJECTIONS (a)

                                                      ENTERPRISE VALUE AS A MULTIPLE OF:              EQUITY VALUE AS A MULT. OF:
                                           --------------------------------------------------------   ---------------------------
                                                SALES              EBITDA                EBIT               EPS             BV
OFFER    OFFER     EQUITY    TRANSACTION   ----------------    ----------------   -----------------    --------------     -------
PRICE  PREMIUM(B)  VALUE(C)    VALUE(C)     2000E    2001E      2000E    2001E     2000E     2001E     2000E    2001E      LTM(C)
-----  ---------   --------  -----------   -------  --------   -------  -------   -------   -------    -----    -----     -------
$19.00   55.9%     $2,441.7    $3,628.4       0.9x       0.9x      7.3x     7.1x     8.9x      8.7x     12.8x    11.8x       3.04x

SHAW INDUSTRIES FINANCIAL PERFORMANCE     $4,100.0  $4,100.0    $498.0   $510.0   $406.0    $418.0     $1.48    $1.60      $803.2

WALL STREET PROJECTIONS (d)

                                                    ENTERPRISE VALUE AS A MULTIPLE OF:               EQUITY VALUE AS A MULT. OF:
                                          -------------------------------------------------------    ---------------------------
                                              SALES                EBITDA              EBIT                EPS             BV
OFFER   OFFER     EQUITY    TRANSACTION  --------------        ---------------   ----------------    ----------------     ------
PRICE  PREMIUM(B) VALUE(C)   VALUE(C)    2000E      2001E      2000E    2001E    2000E     2001E     2000E     2001E      LTM(C)
-----  ---------  -------   -----------  -----      -----      ------   ------   ------   -------    ------    ------     ------
$19.00   55.9%    $2,441.7  $3,628.4          0.9x       0.9x     7.0x     6.3x     8.5x      7.7x    12.0x     10.1x       3.04x

SHAW INDUSTRIES FINANCIAL PERFORMANCE    $4,068.6   $4,200.4   $518.3   $572.9   $426.5    $472.9    $1.59     $1.88      $803.2

---------------
(a)      Based on projections provided by Shaw management

(b)      Based on pre-announcement price of $12.19 on September 5, 2000

(c) Based on 126.6 million basic shares outstanding, 8.2 million options (average strike price of $14.67) and net debt of $1,186.8 million as of July 1, 2000 (includes $297.3 million off balance sheet account receivable facility)

(d)      Based on publicly available Wall Street research estimates


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


EXECUTIVE SUMMARY
Implied Premiums Paid Analysis

                  IMPLIED PREMIUMS PAID - PRE-ANNOUNCEMENT (a)

                                                                 % OF OFFER      % OF OFFER      % OF OFFER
                                                   AVERAGE        PREMIUM/        PREMIUM/        PREMIUM/
                                                   CLOSING        DISCOUNT        DISCOUNT      DISCOUNT TO
 TIME              TRADING         TRADING          SHARE        TO TRADING      TO TRADING       AVERAGE
PERIOD               HIGH            LOW            PRICE           HIGH             LOW       CLOSING PRICE
-------            --------        --------        --------      ----------      ----------    -------------

1 Month            $  13.50        $  11.56        $  12.65         40.7%           64.3%          50.2%

3 Months              14.75           11.56           13.00         28.8%           64.3%          46.1%

6 Months              17.31           10.94           13.75          9.7%           73.7%          38.1%

1 Year                20.88           10.94           14.45         (9.0)%          73.7%          31.5%

3 Years               24.31           10.81           16.02        (21.9)%          75.7%          18.6%

5 Years               24.31           10.38           14.76        (21.9)%          83.1%          28.7%

---------------
Source:  Factset
(a)      Based on pre-announcement date of September 5, 2000

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

-------------------------------------------------------------------------------

                               INDUSTRY OVERVIEW

-------------------------------------------------------------------------------

INDUSTRY OVERVIEW
Recent Trends in Carpet Manufacturing

-        The US carpet and rug industry is mature with moderate sales growth

                - Historical compound annual growth of 1.9% for the period 1995 - 2000

                - Annual sales growth fluctuated between 0.7% and 3.0% during the period

- US carpet and rug sales are expected to continue to lag GDP going forward

                - Projected compound annual growth of 1.5% for the period 2000 to 2004

                - Annual sales growth is expected to fluctuate between 2.4% and 0.9% during the period

                -  No major economic disruptions forecast

- Growth is driven by increased unit sales as pricing per square yard of broadloom has been flat over the period of 1988 to 1998 with no major catalyst for change

- In contrast, US non carpet and rug floorcovering sales are projected to grow significantly faster driving higher growth for total floorcoverings

                - Projected compound annual growth of 2.7% for non carpet and rug floorcovering sales for the period 2000 to 2004

                - Overall floorcovering growth approaching 2.0% for the same time period

- Overall sector health and public market valuations may be impacted by several external factors

                -  GDP growth

                -  Interest rates

                -  Energy costs

                -  Raw material costs

- In addition, the US carpet and rug industry is characterized by several large players and a host of smaller participants

                - Shaw, Mohawk, Beaulieu of America account for roughly 65% of US sales

                - Market share of these participants has grown at the expense of smaller players and through acquisitions

                - Growth of these players is expected to continue to outpace overall floorcovering industry growth

---------------
Source: Market Monitor Report by Market Insights/Torcivia, September 7, 2000; Freedonia Group; CRI 1999 Report


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
INDUSTRY OVERVIEW
US Carpet and Rug Market Sales Trends
(US $ Millions)


                   1995        $ 9,942
                   1996        $10,238
                   1997        $10,365
                   1998        $10,607
                   1999        $10,676
                   2000        $10,932
                   2001        $11,135
                   2002        $11,264
                   2003        $11,507
                   2004        $11,605

                         -- Carpet and Rug Market Sales

GROWTH STATISTICS:
------------------
Carpet and Rug Market Sales         3.0%     1.2%     2.3%     0.7%     2.4%     1.9%     1.2%     2.2%     0.9%

-------------------------
Source:  Market Monitor Report by Market Insights/Torcivia, September 7, 2000

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

INDUSTRY OVERVIEW
US Floorcovering Industry Market Sales Trends
(US $ Millions)

                 Carpet and Rug Market Sales      Non Carpet and Rug Sales         Totals
                 ---------------------------      ------------------------         ------
1995                     $ 9,942                           4,113                   $14,055

1996                     $10,238                           4,427                   $14,655

1997                     $10,365                           4,808                   $15,173

1998                     $10,607                           5,131                   $15,738

1999                     $10,676                           5,152                   $15,828

2000                     $10,932                           5,334                   $16,266

2001                     $11,135                           5,472                   $16,607

2002                     $11,264                           5,627                   $16,891

2003                     $11,507                           5,808                   $17,315

2004                     $11,605                           5,927                   $17,532


GROWTH STATISTICS:
------------------
Total Floorcovering                 4.3%     3.5%     3.7%     0.6%     2.8%     2.1%     1.7%     2.5%     1.3%
Carpet and Rug Market Sales         3.0%     1.2%     2.3%     0.7%     2.4%     1.9%     1.2%     2.2%     0.9%
Non Carpet and Rug Sales            7.6%     8.6%     6.7%     0.4%     3.5%     2.6%     2.8%     3.2%     2.0%

-------------------------
Source:  Market Monitor Report by Market Insights/Torcivia, September 7, 2000

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                                                                               8

INDUSTRY OVERVIEW
US Carpet and Rug Market Sales vs. Housing Starts and Commercial Construction

Housing starts (number of private housing units) vs. carpet and rug market sales (U.S.$ in millions)

                                1995     1996    1997     1998     1999     2000     2001     2002     2003     2004
Carpet and Rug Market Sales   $9,942  $10,238  $10,365  $10,607  $10,676  $10,932  $11,135  $11,264  $11,507  $11,605
Single Family Starts           1,082    1,154    1,136    1,278    1,340    1,277    1,252    1,255    1,316    1,326
Multiple Family Starts           279      314      338      344      335      362      363      369      415      423


GROWTH STATISTICS:
------------------
Carpet and Rug Market Sales               3.0%     1.2%     2.3%     0.7%     2.4%     1.9%     1.2%     2.2%     0.9%
Single Family Starts                      6.7%    (1.6%)   12.5%     4.9%    (4.7%)   (2.0%)    0.2%     4.9%     0.8%
Multiple Family Starts                   12.5%     7.6%     1.8%    (2.6%)    8.1%     0.3%     1.7%    12.5%     1.9%

Commercial construction (U.S.$ in billions) vs. carpet and rug market sales (U.S.$ in millions)

GROWTH STATISTICS:
------------------
                                              1995      1996     1997      1998      1999      2000
Carpet and Rug Market Sales                  $9,942   $10,238   $10,365   $10,607   $10,676   $10,932
Office Construction                            22.9      24.2      28.9      33.8      36.9      38.7
Hospital and Institutional Construction        17.7      18.1      20.4      19.8      18.4      18.9


GROWTH STATISTICS:
------------------
Carpet and Rug Market Sales                               3.0%      1.2%      2.3%      0.7%     2.4%
Office Construction                                       5.7%     19.4%     17.0%      9.2%     4.9%
Hospital and Institutional Construction                   2.3%     12.7%     (2.9%)    (7.1%)    2.7%

-------------------------
Source:  Market Monitor Report by Market Insights/Torcivia, September 7, 2000

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

INDUSTRY OVERVIEW
Selected Carpet Manufacturers Growth and Margin Analysis (a)

Revenue Growth
                            1998        1999        2000E       2001E
                            ----        ----        -----       -----

Dixie Group                  NA         16.7          1.3         6.8
Interface                    NA         (4.1)         6.0         6.0
Mohawk Industries            NA         12.3          6.5         4.8
Shaw Industries              NA          5.6          3.0         0.0


Gross Profit Margin
                            1998        1999        2000E       2001E
                            ----        ----        -----       -----
Dixie Group                 20.0        21.2         21.6        23.3
Interface                   33.8        31.1         30.4        30.8
Mohawk Industries           24.8        25.2         25.0        24.7
Shaw Industries             29.9        26.5         24.9        24.9

EBITDA Margin
                            1998        1999        2000E       2001E
                            ----        ----        -----       -----
Dixie Group                  9.4        10.2          8.5        10.5
Interface                   12.3        10.0         10.4        11.0
Mohawk Industries           11.7        13.0         12.3        12.0
Shaw Industries             11.4        13.5         12.1        12.4


EBIT Margin
                            1998        1999        2000E       2001E
                            ----        ----        -----       -----
Dixie Group                  5.7         6.1         4.4          6.4
Interface                    9.0         6.3         7.0          7.8
Mohawk Industries            9.1         9.6         9.6          9.2
Shaw Industries              9.0        11.2         9.9         10.2

-----------
Source:  Wall Street research and Shaw management estimates

(a) Historical Shaw financial information pro forma for sale of retail division and acquisitions to date

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
--------------------------------------------------------------------------------


                             PUBLIC MARKET OVERVIEW


-------------------------------------------------------------------------------

PUBLIC MARKET OVERVIEW
Trading Multiples
(Dollars in Millions, Except Per Share Amounts)


                               Shaw Industries (a)

                                                         Pre-Announcement
                                          Offer             Enterprise
                                          Value              Value (b)
                                       -----------       ----------------
Offer Price                               $19.00              $12.19
     52 Week High (b)                     $20.88              $20.88
     52 Week Low (b)                      $10.94              $10.94

Diluted Shares Outstanding (mm)            128.5 (c)           126.6 (c)

Equity Value of Offer / Market Value    $2,441.7            $1,543.3
Plus:  Total Debt (d)                    1,197.2             1,197.2
Less:  Cash                                (10.5)              (10.5)
                                        --------            --------
Value of Offer / Enterprise Value       $3,628.4            $2,730.0
                                        ========            ========

5 Year Estimated EPS Growth Rate (e)        15.0%               15.0%

                        Shaw Management Trading Multiples

                                                          Price as a
                     Offer Value as a Multiple of:       Multiple of:
                 ------------------------------------    ------------
   Year          Revenue       EBITDA           EBIT          EPS
---------        -------       ------           -----    ------------
2000E             0.88x         7.3x             8.9x        12.8x
2001E             0.88          7.1              8.7         11.8


                     Pre-Announcement Enterprise          Price as a
                       Value as a Multiple of:           Multiple of:
                 ------------------------------------    ------------
                 Revenue       EBITDA           EBIT          EPS
                 -------       ------           -----    ------------
2000E             0.67x         5.5x             6.7x         8.2x
2001E             0.67          5.4              6.5          7.6


                               Projected Financial Results (f)
                 ----------------------------------------------------
                 Revenue       EBITDA           EBIT          EPS
                 --------      ------          ------    ------------
2000E            $4,100.0      $498.0          $406.0       $1.48
2001E             4,100.0       510.0           418.0        1.60



                          Wall Street Trading Multiples

                                                          Price as a
                     Offer Value as a Multiple of:       Multiple of:
                 ------------------------------------    ------------
   Year          Revenue       EBITDA           EBIT          EPS
---------        -------       ------           -----    ------------
2000E             0.89x         7.0x             8.5x       12.0x
2001E             0.86          6.3              7.7        10.1


                     Pre-Announcement Enterprise          Price as a
                       Value as a Multiple of:           Multiple of:
                 ------------------------------------    ------------
                 Revenue       EBITDA           EBIT          EPS
                 -------       ------           -----    ------------
2000E             0.67x         5.3x             6.4x         7.7x
2001E             0.65          4.8              5.8          6.5


                             Projected Financial Results (g)
                 ----------------------------------------------------
                 Revenue       EBITDA           EBIT          EPS (e)
                 --------      ------          ------    ------------
2000E            $4,068.6      $518.3          $426.5        $1.59
2001E             4,200.4       572.9           472.9         1.88

-------------------------
(a) Shares outstanding and balance sheet information based on July 1, 2000 10-Q Balance Sheet

(b)      As of 9/5/2000

(c) Based on 126.6 million basic shares outstanding and 8.2 million options outstanding at a weighted average strike price of $14.67

(d) Total debt includes $297.3 million account receivable securitization facility

(e)      Based on First Call estimates

(f)      Based on projections provided by Shaw management

(g)      Based on publicly available Wall Street equity estimates


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                                                                              11

PUBLIC MARKET OVERVIEW
5-Year Pre-Announcement Trading History

                                Pre-Announcement

                                                           % OF OFFER         % OF OFFER             % OF OFFER
                                            AVERAGE         PREMIUM/           PREMIUM/          PREMIUM/DISCOUNT TO
  TIME         TRADING       TRADING        CLOSING        DISCOUNT TO        DISCOUNT TO              AVERAGE
 PERIOD        HIGH(A)        LOW(A)      SHARE PRICE     TRADING HIGH        TRADING LOW           CLOSING PRICE
---------     ---------      --------     -----------    ---------------    --------------       --------------------
1 Month        $13.50         $11.56         $12.65           40.7%              64.3%                  50.2%
3 Months        14.75          11.56          13.00           28.8%              64.3%                  46.1%
6 Months        17.31          10.94          13.75            9.7%              73.7%                  38.1%
1 Year          20.88          10.94          14.45           (9.0)%             73.7%                  31.5%
3 Years         24.31          10.81          16.02          (21.9)%             75.7%                  18.6%
5 Years         24.31          10.38          14.76          (21.9)%             83.1%                  28.7%

          Omitted graph shows 5-Year Pre-Announcement Trading History

-------------------------
Source:  Factset
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                                                                              12

PUBLIC MARKET OVERVIEW
5-Year Pre-Announcement Indexed Performance

          Pre-Announcement Share Price Performance

                     SHAW         COMPARABLE          S&P
TIME PERIOD       INDUSTRIES        INDEX          500 INDEX
-------------     ----------      ----------       ---------
1 Month             (5.8)%            9.4%            1.2%
3 Months            (9.7)%            6.3%           (1.7)%
6 Months             1.6%            (7.8)%           3.3%
1 Year             (39.8)%          (25.1)%           7.2%
3 Years             (1.5)%          (22.9)%          59.9%
5 Years            (20.7)%           32.3%          164.7%

-------------------------
Omitted graph shows 5-Year Pre-Announcement Indexed Performance of Shaw Industries, Comparable Index(a) and S&P 500 Index

(a) Comparable Index includes Dixie Group Inc., Interface Inc. and Mohawk Industries


[LOGO] MERRILL LYNCH                                                          13

PUBLIC MARKET OVERVIEW
5-Year Rolling Next 12-Months P/E vs. Comparable Index

          Pre-Announcement Average P/E

                     SHAW            COMPARABLE
TIME PERIOD       INDUSTRIES            INDEX
-----------       ----------         ----------
1 Month               7.4x               7.3x
3 Months              7.3                6.5
6 Months              7.5                6.2
1 Year                7.9                6.8
3 Years              13.4               10.9
5 Years              14.5               13.0

                                    [GRAPH]

-------------------------
Omitted graph shows 5-Year Rolling Next 12-Months P/E of Shaw Industries and Comparables Index

Source: Factset.  Based on publicly available Wall Street research estimates
(a) Comparable Index includes Dixie Group Inc., Interface Inc. and Mohawk Industries


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

PUBLIC MARKET OVERVIEW
Analysis of Shaw Pre-Announcement Trading Volume (a)


Percent of Volume Which Traded Below Stock Price - One Year

Cumulative Shares Traded

$13.00       22.4%
$15.00       63.9%
$17.00       94.3%
$18.00       96.7%
$19.00       99.3%
$20.00       99.7%
$22.00      100.0%

Percent of Volume Which Traded Below Stock Price - Three Years

Cumulative Shares Traded

$12.00        9.5%
$14.00       30.3%
$16.00       47.4%
$18.00       67.7%
$19.00       79.4%
$20.00       85.4%
$22.00       96.0%
$24.00      100.0%

-------------------------
Source:  Factset
(a)   Data prior to announcement on September 6, 2000

[LOGO] MERRILL LYNCH
                                                                              15

PUBLIC MARKET OVERVIEW
ANALYSIS OF SHAW STOCK REPURCHASE OVER THE LAST 3 YEARS (a)

                                             1998                  1999             2000 YTD(c)
                                         ------------         ------------         ------------
Total Volume                              118,391,300          118,481,200           73,344,600

Shaw Repurchases

   Tender Offer Repurchases                10,622,000                    0            3,991,047

   Open Market Repurchases                  2,481,000            9,331,300            5,373,600
                                         ------------         ------------         ------------

     Total Repurchases                     13,103,000            9,331,300            9,364,647

Shaw Repurchases as

   a % of Total Volume Traded                   11.07%                7.88%               12.77%

Cost of Repurchases                      $176,576,000         $158,525,000         $134,735,000

Average Repurchase Price                 $      13.48         $      16.99         $      14.39
                                         ------------         ------------         ------------

Total Non-Repurchase Volume               105,288,300          109,149,900           63,979,953

Average Non-Shaw Daily Volume (b)             417,811              433,135              371,976

----------------------
Source: Factset and public financial statements
(a)   Based on Shaw Industries public filings
(b)   Total non-repurchase volume divided by trading days in the period
(c)   All volume based on pre-announcement activity to date


[LOGO] MERRILL LYNCH                                                         16

PUBLIC MARKET OVERVIEW
WALL STREET RESEARCH ANALYST COMMENTS

                                          FYE EPS ESTIMATES(A)
                                          --------------------                   5 YEAR EPS
   DATE            FIRM/ANALYST            2000E        2001E      RATING (B)    GROWTH RATE                     COMMENTS
---------    --------------------------   -------      -------    -----------    -----------   -------------------------------------
8/2/2000     Merrill Lynch /                $1.60       $1.90     Near-Term          17%       Limited visibility with regard to the
                Pamela Singleton                                  Accumulate                   2001 outlook does little for
                                                                                               confidence building that the end of
                                                                                               the petrochemical price increases are
                                                                                               within sight. We assumed that Shaw's
                                                                                               revenues would increase a more modest
                                                                                               2.3%.Clarification of energy costs,
                                                                                               is an important ingredient required
                                                                                               to shift investors attitude toward
                                                                                               the floorcovering segment of the
                                                                                               market

 7/31/2000   Credit Suisse First Boston/    $1.57       $1.70     Hold               NA        Residential carpet sales fell short
                Dennis Rosenberg                                                               of expectations because of Shaw's
                                                                                               exposure to the builder and
                                                                                               manufactured housing markets. Lowered
                                                                                               second half and full-year earnings
                                                                                               estimate to reflect gross margin
                                                                                               pressure owing to fiber cost
                                                                                               increases that are not being fully
                                                                                               offset by price increases. Project
                                                                                               fiber costs and margins will
                                                                                               stabilize

7/27/2000    First Union/                   $1.60       $1.85     Buy                15%       Stock should languish in short term
                John A. Baugh                                                                  until raw material pressures abate

6/26/2000    Wachovia Securities /          $1.57       $1.90     Neutral            NA        Shaw's ability to raise prices will
                Kay C. Norwood                                                                 enable the company to mitigate the
                                                                                               effects of higher costs

6/1/2000     A.G. Edwards /                 $1.66       $1.94     Maintain           NA        Slowing industry having an effect on
                Stephen F. East                                   Position                     Shaw's margins.  Share price recovery
                                                                                               will likely be very weak until at
                                                                                               least the fall of 2000

Management Estimates (c)                    $1.48       $1.60

-------------------------
(a)   Latest analyst estimates from First Call
(b)   Latest analyst ratings from Bloomberg
(c)   Estimates provided by Shaw management




[LOGO] MERRILL LYNCH                                                          17

PUBLIC MARKET OVERVIEW
ANALYST EPS ESTIMATE CHANGES OVER TIME - SHAW INDUSTRIES (a)

                                    [GRAPH]


---------------------
(a)       Based on First Call ReCall


Omitted graph shows Analyst EPS Estimate Changes Over Time for the periods 3/1/96 thru 10/17/00


[LOGO] MERRILL LYNCH                                                         18

PUBLIC MARKET OVERVIEW
WALL STREET ANALYST EPS ESTIMATE CHANGES OVER TIME - CARPETING SECTOR (a)

SHAW INDUSTRIES
[GRAPH]


MOHAWK INDUSTRIES
[GRAPH]


DIXIE GROUP
[GRAPH]


INTERFACE
[GRAPH]

-----------------
(a) Based on First Call ReCall

Omitted graphs show Wall Street Analyst EPS Estimate Changes over time for Shaw Industries, Mohawk Industries, Dixie Group and Interface.


[LOGO] MERRILL LYNCH                                                         19

PUBLIC MARKET OVERVIEW
SHAW INDUSTRIES SHAREHOLDER PROFILE

                                                                             PERCENT OF   STOCK OPTIONS       DILUTED    PERCENT OF
                                                             BASIC SHARES   BASIC SHARES     HELD(e)           SHARES       TOTAL
                                                             ------------   ------------  -------------       -------    ----------
  INSTITUTIONAL HOLDERS(a)

  INVESCO PLC                                                    8,785,575         6.94%                     8,785,575       6.51%
  Jennison Associates LLC                                        7,089,300         5.60%                     7,089,300       5.26%
  Private Capital Management                                     5,982,048         4.72%                     5,982,048       4.44%
  Fidelity                                                       4,816,660         3.80%                     4,816,660       3.57%
  Barclay's Bank PLC                                             4,785,414         3.78%                     4,785,414       3.55%
  Omega Advisors                                                 4,073,800         3.22%                     4,073,800       3.02%
  State Street Bank & Trust                                      2,576,364         2.03%                     2,576,364       1.91%
  Fidelity International                                         2,411,560         1.90%                     2,411,560       1.79%
  Putnam Investment Management                                   2,358,335         1.86%                     2,358,335       1.75%
  Reich & Tang Asset Management                                  2,227,600         1.76%                     2,227,600       1.65%
                                                               -----------       ------                    -----------     ------
   TOP TEN INSTITUTIONS                                         45,106,656        35.62%                    45,106,656      33.44%
   OTHER INSTITUTIONS                                           21,203,257        16.74%                    21,203,257      15.72%
                                                               -----------       ------                    -----------     ------

      TOTAL INSTITUTIONS(b)                                     66,309,913        52.37%                    66,309,913      49.16%
                                                               -----------       ------                    -----------     ------

  OFFICERS, DIRECTORS AND NON-INSTITUTIONAL 5% OWNERS(c)

  Julian D. Saul                                                11,666,667         9.21%                    11,666,667      8.65%
  Linda Saul Schejola                                            7,777,777         6.14%                     7,777,777      5.77%
  Robert E. Shaw                                                 7,303,188         5.77%                     7,303,188      5.41%
  J.C. Shaw                                                      6,632,295         5.24%                     6,632,295      4.92%
  R. Julian McCamy                                               3,162,394         2.50%                     3,162,394      2.34%
  S. Tucker Grigg                                                1,800,877         1.42%                     1,800,877      1.34%
   OTHER OFFICERS AND DIRECTORS                                  1,215,402         0.96%      8,249,560      9,464,962      1.01%
                                                               -----------       ------      ----------    -----------    ------
     ALL OFFICERS, DIRECTORS AND NON-INSTITUTIONAL 5% OWNERS    39,558,600        31.24%      8,249,560     47,808,160     35.45%
                                                               -----------       ------      ----------    -----------    ------

  OTHER/PUBLIC                                                  20,760,013        16.39%                    20,760,013     15.39%
                                                               -----------       ------                    -----------    ------

  TOTAL SHARES(d)                                              126,628,526       100.00%      8,249,560    134,878,086    100.00%
                                                               ===========       ======      ==========    ===========    ======

-------------------
(a)      Source: CDA/Spectrum Report for the quarter ended 6/30/00
(b) Includes all 13F institutions, insurance companies, mutual funds, pension funds and variable annuities
(c) Source: Proxy Dated 3/31/2000; includes all options regardless of exercisability
(d)      Total shares outstanding based on 10-Q for the quarter ended
         6/30/00
(e)      Total options outstanding based on 10-K dated 12/31/1999

[LOGO] MERRILL LYNCH                                                         20

-------------------------------------------------------------------------------


                               VALUATION ANALYSIS


-------------------------------------------------------------------------------

VALUATION ANALYSIS
Projections Summary:  Management vs. Street Estimates
(Dollars in Millions, Except Per Share Amounts)

                                           FYE December 31, (a)                            Projected FYE December 31,      2000-2005
                                     1998       1999        2000        2001       2002       2003       2004       2005     CAGR
                                   --------   --------    --------    --------   --------   --------   --------   -------- ---------
Shaw Management Projections(b)
NET SALES                          $3,768.4   $3,981.0    $4,100.0    $4,100.0   $4,284.0   $4,412.5   $4,544.9   $4,681.2    2.7%
     % Growth                                      5.6%        3.0%        0.0%       4.5%       3.0%       3.0%       3.0%
EBITDA                             $  431.4   $  538.0    $  498.0    $  510.0   $  550.0   $  575.3   $  601.7   $  629.1    4.8%
     Margin                            11.4%      13.5%       12.1%       12.4%      12.8%      13.0%      13.2%      13.4%
EBIT                               $  339.4   $  446.0    $  406.0    $  418.0   $  458.0   $  483.3   $  509.7   $  537.1    5.8%
     Margin                             9.0%      11.2%        9.9%       10.2%      10.7%      11.0%      11.2%      11.5%

NET INCOME                         $  157.1   $  226.0    $  190.7    $  200.2   $  229.5   $  251.0   $  273.9   $  298.0    9.3%
     Margin                             4.2%       5.7%        4.7%        4.9%       5.4%       5.7%       6.0%       6.4%

EPS                                $   1.12   $   1.61    $   1.48    $   1.60   $   1.90   $   2.14   $   2.41   $   2.71   12.8%
     Growth Rate                                  43.9%      (7.7%)        8.1%      18.1%      12.8%      12.7%      12.5%
     CAGR from 2000                                 --         --          8.1%      13.0%      12.9%      12.9%      12.8%

AVERAGE DILUTED SHARES (MILLIONS)   140.600    140.600     128.509     124.800    121.100    117.400    113.700    110.000

Wall Street Projections(c)
NET SALES                          $3,768.4   $3,981.0    $4,068.6    $4,200.4   $4,368.4   $4,543.2   $4,724.9   $4,913.9    3.8%
     % Growth                                      5.6%        2.2%        3.2%       4.0%       4.0%       4.0%       4.0%
EBITDA                             $  431.4   $  538.0    $  518.3    $  572.9   $  600.2   $  628.8   $  658.6   $  689.9    5.9%
     Margin                            11.4%      13.5%       12.7%       13.6%      13.7%      13.8%      13.9%      14.0%
EBIT                               $  339.4   $  446.0    $  426.5    $  472.9   $  500.0   $  528.4   $  558.1   $  589.2    6.7%
     Margin                             9.0%      11.2%       10.5%       11.3%      11.4%      11.6%      11.8%      12.0%
NET INCOME                         $  157.1   $  226.0    $  204.3    $  231.6   $  253.2   $  276.9   $  301.8   $  328.2    9.9%
     Margin                             4.2%       5.7%        5.0%        5.5%       5.8%       6.1%       6.4%       6.7%

EPS                                $   1.12   $   1.61    $   1.59    $   1.88   $   2.14   $   2.43   $   2.76   $   3.13   14.5%
     Growth Rate                                  43.9%       (1.1%)      18.5%      13.4%      13.7%      13.5%      13.4%
     CAGR from--                                    --          --        18.5%      15.9%      15.2%      14.8%      14.5%

AVERAGE DILUTED SHARES (MILLIONS)   140.600    140.600     128.509     123.000    118.500    114.000    109.500    105.000

---------------
(a) Historical years pro forma for sale of retail division and acquisitions to date as provided by Shaw management. Excludes extraordinary and non-recurring items
(b) Shaw management projections provided through 2002 and extrapolated thereafter based on guidance from Shaw management
(c) Based on publicly available Wall Street equity research through 2001 and extrapolated thereafter based on First Call estimated EPS growth rate

[LOGO] MERRILL LYNCH                                                          21

VALUATION ANALYSIS
Valuation Methodologies
(Dollars in Millions, Except Per Share Amounts)

                                              EQUITY VALUE PER
                                                 SHARE (A)
                                             -------------------

Shaw Management Projections                  $  9.50  -  $  12.75     Public Comparables
                                             $ 10.00  -  $  13.50     Illustrative Stock Price Based on Forward EPS(c)
                                             $ 14.25  -  $  21.75     Transaction Comparables
                                             $ 13.50  -  $  18.50     Discounted Cash Flow Analysis(b)
                                             $ 11.75  -  $  16.00     Leveraged Buyout Analysis


Wall Street Projections                      $ 11.25  -  $  15.00    Public Comparables
                                             $ 11.25  -  $  15.50    Illustrative Stock Price Based on Forward EPS(c)
                                             $ 15.25  -  $  22.75    Transaction Comparables
                                             $ 15.50  -  $  20.75    Discounted Cash Flow Analysis(b)
                                             $ 13.50  -  $  17.50    Leveraged Buyout Analysis

52-Week Share Price High/Low                 $ 10.94  -  $  20.88

Proposed Offer                               $ 19.00

Pre-Announcement Price                       $ 12.19

                                                 Illustrative Stock
                                  Public            Price Based               Transaction     Discounted Cash
                               Comparables        on Forward EPS(c)           Comparables     Flow Analysis(b)

Relevant Statistics:         2001 EPS 2001 EPS   2000-2005     2000-2005      2000    2000    2005    2005
                                               Current Year  Current Year    EBITDA  EBITDA  EBITDA  EBITDA
                                                   EPS           EPS
Shaw Management Projections   $1.60       --    $1.48-$2.71            --   $498.0      --   $ 629.1      --
Wall Street Projections          --    $1.88             --   $1.59-$3.13       --  $518.3        --  $689.9
Multiple Range:
High                            8.0x     8.0x           9.0x          9.0x     8.0x    8.0x      6.0x    6.0x
Low                             6.0x     6.0x           7.0x          7.0x     6.0x    6.0x      5.0x    5.0x

                                           Leveraged                 52-Week
                                             Buyout               Share Price
                                            Analysis                High/Low

Relevant Statistics:            5th Yr. Return    5th Yr. Return       Pre-
                                  to Equity         to Equity      Announcement
                                  Sponsor            Sponsor
Shaw Management Projections          --               --
Wall Street Projections              --               --
Multiple Range:
High                                 25%              25%
Low                                  30%              30%

--------------
(a) Based on 126.6 million basic shares outstanding, 8.2 million options and net debt of $1,065.8 million (including $121.0 million of option proceeds and $297.3 million off balance sheet account receivable facility) as of July 1, 2000
(b) Assumes a weighted average cost of capital range from 8.50% (high) to 10.50% (low)
(c) Upper end of valuation range includes present value of dividends at $0.20 per year


[LOGO] MERRILL LYNCH                                                          22

VALUATION ANALYSIS
Public Comparable Companies(a)



                         Enterprise Value/LTM Sales(b)

Shaw Industries*                    0.68x
Interface                           0.67x
Mohawk Industries                   0.51x
Dixie Group                         0.50x

Offer = 0.90x
Mean  = 0.56x

                         Enterprise Value/LTM EBITDA(b)

Interface                           6.7x
Dixie Group                         5.9x
Shaw Industries*                    5.3x
Mohawk Industries                   3.9x

Offer = 7.0x
Mean  = 5.5x


                             2001 P/E Multiples(c)

Interface                           9.1x
Shaw Industries*                    6.5x
Mohawk Industries                   5.6x
Dixie Group                         3.8x

Offer = 10.1x
Mean  =  6.2x

                          2001E P/E to Growth Rate(c)

Interface                           0.61x
Mohawk Industries                   0.43x
Shaw Industries*                    0.43x
Dixie Group                         0.26x

Offer =  0.67x
Mean  =  0.43x






--------------
(*)    Excluded from calculation of mean
(a) Shaw multiples calculated at a pre-announcement share price of $12.19 utilizing Wall Street estimates. All other company stock prices as of 10/13/2000
(b) Source: Company SEC filings. Shaw historical financial information pro forma for sale of retail division and acquisitions to date as provided by Shaw management
(c)    Source: First Call estimates and Merrill Lynch Research


[LOGO] MERRILL LYNCH                                                          23

VALUATION ANALYSIS
Future Share Price


                         Shaw Management Projections(a)

                                                           IMPLIED STOCK PRICE
                                                  (DISCOUNTED TO DECEMBER 31, 2000)(a)
                                    -----------------------------------------------------------------
Current Year P/E:                          7.0x                     8.0x                    9.0x
                                    -----------------         -----------------       ---------------
2000                                $10.39                    $ 11.87                 $13.36
2001                                $11.23   ($ 9.98)         $ 12.83 ($11.41)        $14.44 ($12.83)
2002                                $13.27   ($10.48)         $ 15.16 ($11.98)        $17.06 ($13.48)
2003                                $14.96   ($10.51)         $ 17.10 ($12.01)        $19.24 ($13.51)
2004                                $16.86   ($10.53)         $ 19.27 ($12.03)        $21.68 ($13.53)
2005                                $18.97   (10.53)          $ 21.68 ($12.03)        $24.39 ($13.53)

EPS(b)    $1.48    $1.60    $1.90    $2.14    $2.41    $2.71


                            Wall Street Projections

                                                            IMPLIED STOCK PRICE
                                                    (DISCOUNTED TO DECEMBER 31, 2000)(a)
                                    --------------------------------------------------------------------
Current Year P/E                           7.0x                     8.0x                       9.0x
                                    -----------------         -----------------          ---------------

2000                                 $ 11.13                       $ 12.72               $ 14.31
2001                                 $ 13.18 ($11.72)              $ 15.07 ($13.39)      $ 16.95 ($15.07)
2002                                 $ 14.96 ($11.82)              $ 17.09 ($13.51)      $ 19.23 ($15.19)
2003                                 $ 17.00 ($11.94)              $ 19.43 ($13.65)      $ 21.86 ($15.35)
2004                                 $ 19.30 ($12.05)              $ 22.05 ($13.77)      $ 24.81 ($15.49)
2005                                 $ 21.88 ($12.14)              $ 25.00 ($13.87)      $ 28.13 ($15.61)

EPS(b)    $1.59    $1.88    $2.14    $2.43    $2.76    $3.13

--------------
(a)    Based on a cost of equity of 12.5%
(b) Does not include present value of dividends (@ $0.20 per share annually represents $0.75 per share by year 5)


MERRILL LYNCH [LOGO]                                                          24

VALUATION ANALYSIS

Selected Textile and Home Furnishings Acquisition Transactions
(Dollars in Millions)


   Date     Target                                                                Target Business
Announced       Acquiror                                                            Description
----------  ----------------------------------------  -----------------------------------------------------------------------------
07/05/2000  Fabrica International                     Mfg and sells high end luxury carpets to carpet retailers, interior designers
                   Dixie Group Inc.                   luxury yachts, furniture stores and other markets.

11/05/1999  Synthetic Industries                      Mfg polypropylene fabrics and fibres used in carpet backing,
                   Investcorp                         geotextiles, erosion control, and furniture construction fabrics.

10/13/1999  Consoltex Group Inc.                      Mfg man-made woven fabrics for the apparel, home furnishings,
                   American Industrial Partners       industrial, and other technical fabric mkts throughout North America.

10/06/1999  Conso International                       Mfg decorative trimmings for the home; designs patterns and
                   Citicorp Venture Capital           other instructional material for apparel and home decorations.

08/30/1999  Johnston Industries                       Mfg textile fabrics; produces woven and non-woven textiles
                   Jerry Zucker                       for industrial/home furnishing sectors; also mfg products for auto.

06/22/1999  Monterey Carpets                          Designer and manufacturer of high-style, specified, commercial
                   Collins & Aikman Floorcoverings    broadloom carpet.

06/22/1999  Knoll, Inc.                               Designs, manufactures and distributes office systems and business
                   EM Warburg, Pincus & Co.           furniture.

05/18/1999  O'Sullivan Industries                     Designs, manufactures, and distributes ready-to-assemble furniture
                   Bruckmann, Rosser, Sherrill & Co.  products for the home entertainment and home office markets.

12/23/1998  Darkan Patterned Carpets Inc.             Carpet Wholesaler to the hospitality market.
                   Mohawk Industries

11/24/1998  Multitex Corp of America Inc.             Mfg of carpets and carpet yarns.
                   Dixie Group Inc.

11/12/1998  Image Industries (Maxim Group)            Mfg and distributes carpets made from recycled plastic.  Converts
                   Mohawk Industries                  plastic bottles into clean flake, polyester fibre and pellets.

10/21/1998  World Carpets                             Mfg woven and tufted broadloom carpet and rugs for residential
                   Mohawk Industries                  and commercial applications.

08/13/1998  Queen Carpet Corp.                        Mfg and finisher of tufted carpets and rugs.
                   Shaw Industries Inc.

09/02/1997  General Felt Industries Inc.              Mfg tufted carpets, needelpunch carpets and artificial grass.
                   Bretling Inc. (Dixie Group Inc.)

12/10/1996  Collins & Aikman Floor Coverings          Mfg of high-performance environmentally sustainable carpeting for
                   Quad-C                             corporate, healthcare, education, government and retail sectors.

08/28/1996  Foamex JPS Automotive Products            Mfg. molded floor carpeting and material for air bags
                   Collins & Aikman


                                 Transaction
                                  Value to         Public Company Parameters
 Offer          Transaction         LTM           Stock Price    Forward P/E
 Value            Value            EBITDA            Index          Index
--------        -----------       ---------     --------------   -----------
$   20.0        $   21.8             4.9x            119%            5.8x
   311.0           544.5             7.0             136%            7.5


  C$81.1         C$334.8             5.9             151%            7.4


    66.9           107.7             6.1             156%            7.7


    31.8           154.7             5.5             173%            8.4


    50.0            50.4             8.2             206%            9.6


      NA         1,310.0             6.2             206%            9.6


   324.0           350.0             7.2             169%           10.2


   111.4              NA              NA             187%           10.5


    30.0              NA              NA             194%           10.6


   193.0           223.0              NA             136%           10.5


   151.0           235.4             9.8             162%            8.9


   470.0           690.0             8.4             235%           14.6


    41.2              NA              NA             158%           15.6


   195.6           195.6             7.4             120%           23.5


    26.0           220.0             5.0             103%           19.0
           ---------------------------------------------------------------
           Maximum                   9.8x            235%           23.5x

           Median                    6.6x            160%            9.9x

           Mean                      6.8x            163%           11.2x

           Minimum                   4.9x            103%            5.8x
           ---------------------------------------------------------------

--------------
(a)   Index based on pre-announcement date of September 5, 2000


[LOGO] MERRILL LYNCH                                                          25

VALUATION ANALYSIS
Discounted Cash Flow Valuation (a)

             SHAW MANAGEMENT PROJECTIONS EBITDA MULTIPLE METHOD (b)

                                                            EQUITY VALUE PER SHARE (b)
                          DISCOUNT                  ------------------------------------------
                           RATES                     5.0X              5.5X              6.0X
                          --------                  ------            ------            ------
                            8.50%                   $15.32            $16.87            $18.42
                            9.00%                    14.86             16.38             17.90
                            9.50%                    14.42             15.90             17.38
                           10.00%                    13.99             15.44             16.88
                           10.50%                    13.57             14.98             16.40

               WALL STREET PROJECTIONS EBITDA MULTIPLE METHOD (c)

                                                            EQUITY VALUE PER SHARE (c)
                          DISCOUNT                  ------------------------------------------
                           RATES                     5.0X              5.5X              6.0X
                          --------                  ------            ------            ------
                            8.50%                   $17.46            $19.16            $20.86
                            9.00%                    16.96             18.62             20.28
                            9.50%                    16.47             18.09             19.72
                           10.00%                    16.00             17.58             19.17
                           10.50%                    15.53             17.09             18.64

---------------
(a) Based on 126.6 million basic shares outstanding, 8.2 million options and net debt of $1,065.8 million (including $121.0 million of options proceeds and $297.3 million off balance sheet account receivable facility) as of July 1, 2000

(b)      Based on 2005 EBITDA of $629.1 million

(c)      Based on 2005 EBITDA of $689.9 million

[LOGO] MERRILL LYNCH                                                          26

VALUATION ANALYSIS
Leveraged Buyout Analysis
(Dollars in Millions, Except Per Share Amounts)

                                  CONSTRAINTS


          -  Minimum 2000 EBITDA/Interest Coverage                                  2.0x

          -  Maximum Senior Debt to 2000 EBITDA                                     3.0x

          -  Maximum Debt to EBITDA                                                 4.5x

          -  Minimum Equity Investment                                              25%

          -  Year 5 Hypothetical EBITDA Exit Multiples (a)                       5.5x - 7.0x

          -  Minimum 5(th) Year Return on Equity                                  25% - 30%

                                    RESULTS

                                                                             Shaw Management                 Wall Street
                                                                               Projections                   Projections
                                                                         ----------------------         ----------------------
                                                                            Low          High             Low           High
                                                                         --------      --------         --------      --------
       -  Offer Price Per Share                                          $  11.75      $  16.00         $  13.50      $  17.50
       -  Transaction Value                                              $2,528.2      $3,074.3         $2,753.1      $3,267.1
       -  Implied 2000 EBITDA Multiple                                        5.1x          6.2x             5.3x          6.3x
       -  Capital Structure (% of Sources)
              - Senior Bank Debt @ 9.25%                                     50.0%         43.0%            50.0%         41.0%
              - 11.50% Sub, Debs                                             25.0%         25.0%            25.0%         25.0%
              - Common Equity                                                25.0%         32.0%            25.0%         34.0%
       -  5(th) Year Return to Equity Sponsor (a)                            30.0%         25.0%            30.0%         25.0%

---------------
(a)      Low valuation range represents 5.5x EBITDA exit multiple
         High valuation range represents 7.0x EBITDA exit multiple


[LOGO] MERRILL LYNCH                                                          27

VALUATION ANALYSIS
Analysis of Weighted Average Cost of Capital ("WACC")

                                  MACROECONOMIC ASSUMPTIONS
                                  ----------------------------------------------------------------------------
                                  Thirty Year Government Bond Yield (at 10/17/00)                       5.76%
                                  Historical Risk Premium (a)                                            8.07%
                                                                                                        -----
                                  Estimated Future Market Return                                        13.83%
                                  ----------------------------------------------------------------------------

                                    -----------------------------------------------------------------------------
                                    LEVERED      MARGINAL    NET DEBT TO    UNLEVERED     LEVERED      UNLEVERED
         COMPARABLE COMPANIES       BETA (b)     TAX RATE     EQUITY (c)     BETA (d)      RETURN      RETURN (e)
                                    --------     --------    -----------    ---------     -------      ----------
         Dixie Group Inc.             0.80         40.0%        609.5%         0.17         12.2%          7.1%
         Interface Inc.               1.03         40.0%        131.6%         0.58         14.1%         10.4%
         Mohawk Industries            1.29         40.0%         61.4%         0.94         16.2%         13.4%
                                                 --------    -----------    ---------                  ----------
             AVERAGE                               40.0%        267.5%         0.56                       10.3%
                                                 ========    ===========    =========                  ==========
         --------------------------------------------------------------------------------------------------------
         Shaw Industries              0.84         40.0%         51.4%         0.64         12.5%         10.9%
         --------------------------------------------------------------------------------------------------------


 CAPITAL STRUCTURES                                   -----------------------------------------------------------------------------
 -----------------------------------------            LEVERED COST OF EQUITY AT VARIOUS UNLEVERED BETA AND CAPITAL STRUCTURES (f)
          NET DEBT/              NET DEBT/            -----------------------------------------------------------------------------
       CAPITALIZATION             EQUITY               0.46              0.51              0.56              0.61             0.66
       --------------            ---------            -----             -----             -----             -----             -----
            30.0%                  42.9%              10.5%             11.0%             11.5%             12.0%             12.5%
            40.0%                  66.7%              11.0%             11.6%             12.1%             12.7%             13.3%
            50.0%                 100.0%              11.7%             12.4%             13.0%             13.7%             14.3%
            60.0%                 150.0%              12.9%             13.6%             14.4%             15.2%             15.9%
            70.0%                 233.3%              14.7%             15.7%             16.7%             17.6%             18.6%
            80.0%                 400.0%              18.5%             19.8%             21.2%             22.6%             24.0%


 CAPITAL STRUCTURES                                           -------------------------------------------------------------------
-----------------------------------------------------               WACC AT VARIOUS UNLEVERED BETA AND CAPITAL STRUCTURES (g)
      NET DEBT/            NET DEBT/        EST. COST         -------------------------------------------------------------------
    CAPITALIZATION          EQUITY           OF DEBT          0.46            0.51           0.56           0.61             0.66
    --------------         ---------        ---------         -------------------------------------------------------------------
          30.0%              42.9%            7.50%            8.7%            9.0%           9.4%           9.7%            10.1%
          40.0%              66.7%            8.00%            8.5%            8.9%           9.2%           9.5%             9.9%
          50.0%             100.0%            8.50%            8.4%            8.7%           9.1%           9.4%             9.7%
          60.0%             150.0%            9.00%            8.4%            8.7%           9.0%           9.3%             9.6%
          70.0%             233.3%            9.50%            8.4%            8.7%           9.0%           9.3%             9.6%
          80.0%             400.0%           10.00%            8.5%            8.8%           9.0%           9.3%             9.6%
                                                              --------------------------------------------------------------------

---------------
(a)      Historical spread between the long bond and the S&P 500. Source:
         Ibbottson Associates Stocks, Bonds, Bills and Inflation: 2000 Yearbook

(b)      60 month adjusted Beta. Source: Merrill Lynch Beta Book March 2000

(c)      Book Value of Net Debt to Market Value of Equity

(d) Unlevered Beta equals (Levered Beta/(1 + ((1 - Tax Rate) (*) Debt/Equity)). Assumes Beta of debt equals zero

(e) Unlevered Return equals (Estimated Future Risk Free Rate + (Unlevered Beta (*) Risk Premium))

(f) Levered Cost of Equity equals (Estimated Future Risk Free Rate + (Levered Beta (*) Risk Premium))

(g)      WACC equals ((Net Debt/Capitalization (*) (Cost of Debt (*) (1 - Tax
         Rate))) + (Equity/Capitalization (*) Levered Cost of Equity))


[LOGO] MERRILL LYNCH                                                          28

--------------------------------------------------------------------------------

                                    APPENDIX

--------------------------------------------------------------------------------

SELECTED PUBLICLY TRADED COMPARABLE COMPANIES
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)(a)




                                                                                            Price          Value as a
                                                                                      as a Multiple of     Multiple of
                                                                                  -----------------------  -----------
                                        Stock                   Market  Enterprise         CY        CY
                                        Price     % of 52-Week   Value     Value    LTM   2000      2001     Common
Company                               10/17/2000   High - Low   (in mil) (in mil)   EPS    EPS       EPS     Equity
                                      ----------   ----------   -----------------   ---   ----      ----     ------
Dixie Group Inc.                         $ 3.38    44% - 101%   $   39   $  276(c)   6.8x   NM       3.8x     0.3x

Interface                                  7.00    86% - 229%      358      829(c)  15.2   11.9      9.1      1.0

Mohawk Industries                         19.19    69% - 101%    1,020    1,646      6.3    6.2      5.6      1.4

                                  ---------------------------------------------------------------------------------------
                                   Mean            66% - 144%                        9.4x   9.0x     6.2x     0.9x

                                  Median           69% - 101%                        6.8x   9.0x     5.6x     1.0x
                                  =======================================================================================

Shaw Industries Inc. - Wall Street       $12.19(b) 65% - 111%   $1,543   $2,730(c)   7.3x   7.7x     6.5x     1.9x

Shaw Industries Inc. - Management        $12.19(b) 65% - 111%   $1,543   $2,730(c)   7.3x   8.2x(e)  7.6x(e)  1.9x





                                                   Enterprise Value
                                                    as a Multiple of                               P/E to
                                           -------------------------------------    5-Year    5-Year Growth
                                             LTM        LTM     CY2000    LTM      Proj. EPS  ---------------
Company                                      EBIT      EBITDA   EBITDA   Revenue     Growth   2000      2001
                                             ----      ------   ------   -------   --------   ----      ----
Dixie Group Inc.                             11.6x      5.9x      5.5x    0.50x      15%       NM      0.26x

Interface                                    10.8       6.7       6.1     0.67       15%       0.79    0.61

Mohawk Industries                             5.2       3.9       4.1     0.51       13%       0.48    0.43

                                  --------------------------------------------------------------------------
                                   Mean       9.2x      5.5x      5.2x    0.56x      14%       0.64x   0.43x

                                  Median     10.8x      5.9x      5.5x    0.51x      15%       0.64x   0.43x
                                  ==========================================================================

Shaw Industries Inc. - Wall Street            6.5x(d)   5.3x(d)   5.3x    0.68x(d)   15%       0.51x   0.43x

Shaw Industries Inc. - Management             6.5x(d)   5.3x(d)   5.5x    0.68x(d)   15%       0.55x   0.51x



---------------
(a) EPS estimates, 5-year growth rates and financial projections are based on latest First Call estimates or Wall Street Research
(b)   Stock price as of 9/5/2000
(c)   Includes off balance sheet accounts receivable facilities
(d)   LTM revenue, LTM EBIT, LTM EBITDA based on figures from Shaw management
(e)   EPS based on figures provided by Shaw management

[LOGO]  MERRILL LYNCH

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